UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 22, 2007

AVI BioPharma, Inc.

(Exact name of Company as specified in its charter)

Oregon	0-22613	93-0797222
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

One S.W. Columbia, Suite 1105

Portland, OR 97258

(Address of principal executive offices)

(503) 227-0554

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a) - Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 22, 2007, the Audit Committee and Board of Directors of AVI BioPharma, Inc. concluded that the Company’s previously issued financial statements for the fiscal years 2004 through 2006 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and the financial statements for the for the periods ended March 31, 2007 and June 30, 2007 contained in its Quarterly Reports on Form 10-Q should be restated. Such prior financial statements should no longer be relied upon. This conclusion came in response to a comment raised by the Securities and Exchange Commission regarding the Company’s treatment of warrants issued by the Company in December 2003, January 2004 and January and November, 2005. Previously, the Company had classified these warrants in the shareholders’ equity section of the Company’s balance sheet. Under the accounting literature, if a financial instrument requires settlement in registered shares, the financial instrument cannot be classified within equity, as the company’s ability to maintain an effective registration statement is outside that company’s control. The warrants issued by the Company require settlement in registered shares and accordingly should be recorded as a liability at fair value at the date of grant, and marked to market at each reporting period. The Company has discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, KPMG LLP.

The Company has evaluated the financial statement impact in each of the previously filed reporting periods effected, and concluded that the changes are quantitatively material to its previously filed financial statements. The amounts previously recorded in each of the three years ended December 31, 2006 will be adjusted to reduce equity and increase liabilities for the issued warrants, and changes in fair value will be recorded on their own line item. There is no effect on cash flows as a result of this change as the mark to market adjustment would have been reflected as a non-cash charge within the Company’s Statements of Operations.

The Company will amend its previously filed Form 10-K for 2006, including quarterly data within that filing, and its Form 10-Q for the first and second quarters of 2007, as soon as practicable. The Company’s independent registered accounting firm has not yet completed its audit procedures relating to the restatement, but the Company currently expects the impact to the Statements of Operations to be as follows:

				Quarter ended
	Year ended December 31,			March 31,	June 30,
$ in millions	2004	2005	2006	2007	2007

Gain (loss) on warrants	2.8	(1.5)	2.4	1.5	0.8

As part of the restatement process, the Company is re-evaluating the effectiveness of the design and operation of its disclosure controls and procedures in accordance with Exchange Act Rules 13a-15 and 15d-15.

Section 9         Financial Statements and Exhibits

Item 9.01        Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press Release dated October 24, 2007

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 24, 2007.

AVI BioPharma, Inc.

By:	/s/ ALAN P. TIMMINS

Alan P. Timmins
President and Chief Operating Officer (Principal Operating Officer)

Exhibit Index

Exhibit	Description

Exhibit 99.1	Press Release dated October 24, 2007